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                                                                      EXHIBIT 21

                                EFI SUBSIDARIES*

                NAME, ADDRESS                  JURISDICTION OF ORGANIZATION   DOING BUSINESS AS**
Electronics for Imaging Australia Pty Ltd            Australia
26 Cunningham Street
North Sydney NSW 2060
Australia
Incorporation Date: March 5, 1997

EFI Brazil LTDA                                      Brazil                    Electronics for
Av. Ayrton Senna                                                               Imaging do Brazil
3000 Bloco2-Sala
412 Edificio via Purque Offices
Barra da Tijuca
Rio da Janiero
RJ CEP 22775-001

EFI (Canada), Inc.                                   Canada
Box 25
Commerce Court West
Toronto, Ontario, Canada M5L 1A9

Electronics for Imaging, International               Cayman Islands
PW Corporate Services (Cayman) Ltd
PO Box 258
First Home Tower
British American Centre
George Town
Grand Cayman, Cayman Islands

Tidenet, Inc.                                        Delaware
303 Velocity Way
Foster City, CA 94404

Electronics for Imaging France SARL                  France                    EPLI
Immeuble Atria
5, Place des Marseillais
94227 Charenton-le-Pont Cedex

Electronics for Imaging GmbH                         Germany                   EFI Deutschland
Kaiserswerther Strasse 115
D-40880 Ratingen
Germany

Best GmbH                                            Germany
Mevissenstr 65
47803 Krefeld
Germany

EFI Ireland Imaging Solutions Investment
Company Ltd                                          Ireland
Harcourt Centre

Harcourt Street
Dublin 2
Ireland

Electronics for Imaging (Israel) Ltd                 Israel
Inactive

Electronics for Imaging Italia SRL                   Italy
Centro Direzionale Milano Fiori
Strada 6, Palazzo E3
20090 Assago (Milano)
Italy

Electronics for Imaging India Private Limited        India
427, 16th Main, 3rd Cross, 3rd Block
Koramangala, Bangalore 560 038

EFI KK                                               Japan                     Electronics for
Shinjuku Island Wing 13F                                                       Imaging KK
3-1 Nishi-Shinjuku 6-chome
Shinjuku-ku
Tokyo 160-0023
Japan

Electronics for Imaging Korea Co., Ltd.              Korea
37th Floor, ASEM Tower
159-1 Samsung-dong, Gangnam-gu
Seoul, Korea 135-798

Electronics for Imaging, B.V.                        Netherlands
201-207 Boeing Avenue
1119 PD Schi
phol-Rijk
The Netherlands

Electronics for Imaging Investments S.a.r.l.         Netherlands
2 Rue Hackin
L-1746 Luxembourg

Electronics for Imaging Singapore Pte Ltd            Singapore
5 Shenton Way
#21-08A-11&12 UIC Building
Singapore 068808

Electronics for Imaging Espana S.L.                  Spain
Parque Impresarial San Fernando
Edificio Francia
28883 L Madrid
Spain

Electronics for Imaging AB                           Sweden                    Electronics for
Frosundaviks Alle 15 4tr                                                       Imaging Sweden
169 70 Solna
Sweden

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
Electronics for Imaging Holding GmbH                 Switzerland
ATAG Ernst & Young AG
Attn: Thomas Rast
Bundesstrasse 3
CH - 6304 Zug

Electronics for Imaging (Europe) Limited             UK                        Electronics for
Stonebridge House                                                              Imaging UK
Padbury Oaks
Old Bath Road
Lomgford, Middlesex UB7 0EW
United Kingdom

EFI Foreign Sales Corporation, Inc.                  US Virgin Islands
Crown Bay Marina
Suite 521
St. Thomas, U.S.V.I. 00802

*    All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI

** "Doing Business As" names have been listed only where they differ from the name of the subsidiary.